EXHIBIT 10

AMARILLO BIOSCIENCES, INC.
2008 EXECUTIVE OFFICERS COMPENSATORY STOCK PLAN

ARTICLE I.

PURPOSE AND ADOPTION OF THE PLAN

1.1 Purpose. The purpose of the Amarillo Biosciences, Inc. (the “Company”) 2008 Executive Officers Compensatory Stock Plan (hereinafter referred to as the “Plan”) is to provide for issuance of shares of the Company’s Voting Stock to certain key employees to satisfy the Company’s payment (salary) obligations under the respective, written employment contracts with those key employees. The key employees, and the amount of salary compensation payable to each in the form of stock (rather than cash) are as follows:

Joseph M. Cummins	up to 50% of salary payable in stock at Company’s election, without employee’s consent, and up to 100% of salary payable in stock at Company’s election, with employee’s consent
Martin J. Cummins	up to 50% of salary payable in stock at Company’s election, without employee’s consent, and up to 100% of salary payable in stock at Company’s election, with employee’s consent
Gary Wayne Coy	up to 100% of salary payable in stock, at Company’s election, without employee’s consent

1.2 Adoption and Term. The Plan has been approved by the Board of Directors (hereinafter referred to as the “Board”) of the “Company”, effective as of July 10, 2008. The Plan shall remain in effect until terminated by action of the Board.

ARTICLE II.

SHARES

2.1 Number of Shares Issuable. The total number of shares initially authorized to be issued under the Plan shall be 200,000 shares of Common Stock of the Company, par value $0.01 per share (“Common Stock”).

ARTICLE III.

PARTICIPATION

3.1 Eligible Participants. Participants in the Plan shall be the persons named in Section 1.1 above; and such other executive officers of the Company as may be designated by the Plan Committee to participate in the Plan.

ARTICLE IV.

PLAN COMMITTEE

4.1 Plan Committee. The Plan Committee shall consist of the following outside directors of the Board: Thomas D’Alonzo; Stephen Chen; James A. Page. The Board may add or remove Committee Members at any time, provided however, that each Plan Committee Member shall be an outside director currently sitting on the Board.